                                                                    EXHIBIT 3.20

[SEAL]

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               REXNORD CORPORATION

                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1. PLACE OF STOCKHOLDERS' MEETINGS. Meetings of stockholders of the Corporation shall be held at such place or places, either within or outside the State of Delaware, as may be determined by the Board of Directors from time to time or as are specified in the respective notices thereof.

     Section 2. DATE, HOUR AND PURPOSE OF ANNUAL MEETINGS OF STOCKHOLDERS. An annual meeting of stockholders, commencing with the year 1989, shall be held on such date and at such time as shall be determined by the Board of Directors from time to time, at which meeting the stockholders shall elect, by a plurality of the votes cast, a Board of Directors and transact such other business as may properly be brought before the meeting. If for any reason a Board of Directors is not elected at the annual meeting, or if the annual meeting is not held on such date as is determined by the Board of Directors in accordance with this Section, then the Board of Directors shall cause the election to be held as soon thereafter as convenient.

     Section 3. SPECIAL MEETINGS OF STOCKHOLDERS. Except as otherwise required by law and subject to the rights of the holders of any class or series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President, the Chief Operating Officer or any two Directors. Stockholders may not call special meetings of stockholders.

     Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Unless otherwise provided by law, not less than ten nor more than sixty days before the date of any stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary, or the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 5.    QUORUM OF STOCKHOLDERS.

          (a) Unless otherwise provided by law, at any meeting of stockholders, a majority of the shares of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum.

          (b) At any meeting of stockholders at which a quorum is present, a majority of the shares of stock present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding at the meeting shall have power to adjourn the meeting from time to time until a quorum is present. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except as provided in paragraph (d) below or as otherwise provided by law.

          (c) At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting, but only those stockholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

          (d) If an adjournment is for more than thirty days, or if after an adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     Section 6. PRESIDING OFFICER AND SECRETARY OF MEETINGS. The Chairman of the Board, or, in his absence, the President, or, in his absence, a Vice President, shall preside at meetings of stockholders. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary of meetings of stockholders, but if neither the Secretary nor an Assistant Secretary is present at any such meeting, then the presiding officer shall appoint a person to act as secretary thereof.

     Section 7. VOTING BY STOCKHOLDERS. At any meeting of stockholders, each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for such meeting and having voting power upon the matter in question. All elections and questions shall be decided by the vote of a majority of the shares of stock present in person or represented by proxy and entitled to vote thereon, except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws.

     Section 8. PROXIES. Any stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.

     Section 9.    LIST OF STOCKHOLDERS.

          (a) At least ten days before any meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder.

          (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

          (c) The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 10. ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT MEETINGS. At a meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business. In addition, any such stockholder shall be required to provide such further information as may be requested by the Corporation in advance to comply with federal securities laws, rules and regulations. The Corporation may require evidence by any person giving notice under this Section 10 that such person is a bona fide beneficial owner of the Corporation's stock.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 10; provided, however, that nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with said procedure.

     The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 11. PROCEDURE FOR NOMINATION OF DIRECTORS. Only persons nominated in accordance with the following procedures shall be eligible for election as Directors, except as may otherwise be provided by the terms of the Corporation's Certificate of Incorporation with respect to the rights of holders of any class or series of preferred stock to elect Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating Committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for election of Directors at the meeting who complies with the notice procedures set forth in this Section 11. Nominations other than those made by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board of Directors shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's request to nominate a person for Director, together with the written consent of such person to serve as Director, must be received by the Secretary of the Corporation (x) not less than 90 days nor more than 150 days prior to the date fixed for the meeting or (y) with respect to an election of Directors, before the close of business on the eighth day following the day on which notice of such meeting is given to stockholders. To be in proper written form, such stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address for such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by such person, and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and any successor to such Regulation; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation that are beneficially owned by such stockholder, and (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation or the stockholder to nominate the proposed nominee. No persons shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein and in the

Corporation's Certificate of Incorporation. The Chairman of any meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in the Corporation's Certificate of Incorporation and these By-Laws; and if he should so determine, he shall so declare to the meeting and the defective nomination(s) shall be disregarded.

                                   ARTICLE II

                                    DIRECTORS

     Section 1. POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by law, the Certificate of Incorporation, or these By-Laws required to be exercised by the stockholders.

     Section 2. NUMBER, METHOD OF ELECTION, AND TERM OF OFFICE OF DIRECTORS. The number of Directors that shall constitute the whole Board of Directors shall be seven (7). Each Director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 3.    VACANCIES ON BOARD OF DIRECTORS.

          (a) Any Director may resign his office at any time by delivering his resignation in writing to the Chairman of the Board, the President, or the Secretary. It will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          (b) Any vacancy in the Board of Directors, and any newly created directorship resulting from an increase in the authorized number of directors effected by or pursuant to amendment of these By-Laws, may be filled by the vote of a majority of the Directors-then in office, though less than a quorum, and any Director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 4.    MEETINGS OF THE BOARD OF DIRECTORS.

          (a) Meetings of the Board of Directors may be held either within or outside the State of Delaware.

          (b) Regular meetings of the Board of Directors shall be held at such times and places as shall be determined by the Board of Directors from time to time, and, if such times and places are publicized among all the Directors, then notices thereof need not be given.

          (c) The first meeting of each newly elected Board of Directors other than the initial Board of Directors shall be held as soon as practicable after the annual meeting of stockholders for the election of officers and the transaction of such other business as may come before it.

          (d) Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by one of them or the Secretary if, when the authorized number of Directors is more than one, one-third but not less than two of the Directors shall so request.

          (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two days before such meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not state the purpose of or the business to be transacted at the meeting. No notice of any adjourned meeting need be given. Not notice to or waiver by any Director shall be required with respect to any meeting at which such Director is present.

          (f) Whenever any notice whatever is required to be given to any Director of the Corporation under the provisions of these By-Laws or under the provisions of the Corporation's Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 5. QUORUM AND ACTION. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors then in office, provided such majority shall constitute at least one-third (1/3) of the whole Board of Directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If there is less than a quorum at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time. Unless otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the act of a majority of the Directors present at any meeting at which a quorum Is present shall be the act of the Board of Directors.

     Section 6. PRESIDING OFFICER AND SECRETARY OF MEETING. The Chairman of the Board, or, in his absence, the President, or, in his absence, a member of the Board of Directors selected by the Directors present, shall preside at meetings of the Board of Directors. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary of meetings of the Board of Directors, but If neither the Secretary nor an Assistant Secretary is present at any such meeting, the presiding officer shall appoint a person to act as secretary thereof.

     Section 7. ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee, as the case may be.

     Section 8. COMMITTEES. The Board of Directors may appoint from among its members, and fill vacancies in, one or more committees, each of which shall consist of such number of members as is determined by the Board of Directors from time to time. To the extent permitted by law, the Executive Committee, if one is appointed, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and each other committee that is appointed shall have and may exercise such powers and authority as are specifically delegated to it by the Board of Directors. Each committee shall keep minutes of its proceedings and report the same to the Board of Directors. A majority of the members of a committee shall constitute a quorum, and the act of a majority of the members of a committee present at any meeting of such committee at which a quorum is present shall be the act of the committee.

     Section 9. COMPENSATION OF DIRECTORS. Directors shall receive such reasonable compensation for their services as Directors and members of any committee, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as may be determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                                    OFFICERS

     Section 1. ELECTION. The officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders. The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may elect a Chairman of the Board, Assistant Secretaries, Assistant Treasurers, and such other additional officers and agents as it deems necessary, each of whom shall exercise and perform such powers and duties as may be delegated to him by the Board of Directors from time to time.

     Section 2. SALARIES. The salaries of all officers and agents of the Corporation elected by the Board of Directors shall be fixed by the Board of Directors.

     Section 3. TERM, REMOVAL AND VACANCIES. The officers and agents of the Corporation elected by the Board of Directors shall hold office until their respective successors are elected and qualified. Any officer or agent of the Corporation elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office or agency of the Corporation may be filled by the Board of Directors.

     Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall have general supervision of the business and affairs of the Corporation and shall exercise and perform all the powers and duties which are commonly incident to the office of chief executive officer. He shall preside at meetings of the Board of Directors and stockholders, have general supervision of the other officers and agents of the Corporation, and exercise and perform such additional powers and duties as may be delegated to him by the Board of Directors from time to time.

     Section 5. PRESIDENT. The President shall exercise and perform such powers and duties as may be delegated to him by the Board of Directors from time to time. If the Board of Directors does not elect a Chairman of the Board, or in the absence or disability of the Chairman of the Board, the President shall exercise and perform the powers and duties of the Chairman of the Board.

     Section 6. VICE PRESIDENTS. Each Vice President shall exercise and perform such powers and duties as may be delegated to him by the Board of Directors from time to time. The Vice President, or, if there is more than one Vice President, the Vice President designated by the Board of Directors, shall, in the absence or disability of the President, exercise and perform the powers and duties of the President.

     Section 7.    SECRETARY AND ASSISTANT SECRETARIES.

          (a) The Secretary shall attend all meetings, and keep minutes of the proceedings, of the Board of Directors and stockholders. The Secretary shall attend to the giving and serving of all notices of the Corporation in accordance with the provisions of these By-Laws and as required by law. The Secretary may, with Chairman of the Board, the President, a Vice President, or another authorized officer, sign documents in the name of the Corporation. The Secretary shall exercise and perform such additional powers and duties as may be delegated to him by the Board of Directors from time to time.

          (b) Each Assistant Secretary shall exercise and perform such powers and duties as may be delegated to him by the Board of Directors from time to time. In the event of the absence or disability of the Secretary, the Assistant Secretary, or, if there is more than one Assistant Secretary, the Assistant Secretary designated by the Board of Directors, shall exercise and perform the powers and duties of the Secretary.

          (c) In no event shall the Secretary or any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation, or the preparation or filing of any tax returns.

     Section 8.    TREASURER AND ASSISTANT TREASURERS.

          (a) The Treasurer shall have the custody of all monies and securities of the Corporation except as may be otherwise ordered by the Board of Directors, cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman of the Board, or the President, and cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman of the Board, or the President. The Treasurer shall exercise and perform such additional powers and duties as may be delegated to him by the Board of Directors from time to time.

          (b) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman of the Board, or the President, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies, and other commercial documents requiring such endorsement, and may sign all receipts and vouchers for payments made to the Corporation.

          (c) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman of the Board, or the President, shall render a statement of the cash account of the Corporation to the Board of Directors as often as it requires the same and enter regularly in books to be kept for that purpose full and accurate accounts of all monies received and paid on account of the Corporation and of all securities received and delivered by the Corporation.

          (d) Each Assistant Treasurer shall exercise and perform such powers and duties as may be assigned to him by the Board of Directors from time to time. In the event of the absence or disability of the Treasurer, the Assistant Treasurer, or, if there is more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors, shall exercise and perform the powers and duties of the Treasurer.

                                   ARTICLE IV

                                  CAPITAL STOCK

     Section 1.    STOCK CERTIFICATES.

          (a) Each stockholder of the Corporation shall be entitled to a certificate signed in the name of the Corporation by the Chairman of the Board, the President, or a Vice President, and by the Secretary, an Assistant

     Secretary, the Treasurer, or an Assistant Treasurer, certifying the number of shares owned by him.

          (b) If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or Its employee, the signatures of the officers of the Corporation may be facsimiles, and, If permitted by law, any other signature on the certificate may be a facsimile.

          (c) In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until the shares represented thereby are fully paid.

     Section 2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

     Section 3. TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares represented thereby. Whenever any transfer of stock is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificate is presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

     Section 4. LOST, STOLEN, OR DESTROYED CERTIFICATES. A certificate representing shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors may authorize from time to time.

     Section 5. TRANSFER AGENT, REGISTRAR, AND RULES RESPECTING CERTIFICATES. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it deems expedient concerning the issue, transfer and registration of stock certificates.

     Section 6. FIXING RECORD DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to receive notice of or vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall be not more than sixty nor less than ten days before the date of a meeting of stockholders, nor more than sixty days prior to any other action requiring such determination of stockholders. A determination of stockholders entitled to receive notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                    ARTICLE V

                       SECURITIES HELD BY THE CORPORATION

     Section 1. VOTING. Unless the Board of Directors otherwise orders, each of the following officers, namely: the Chairman of the Board, the President, any Vice President, the Treasurer, and the Secretary, shall have full authority on behalf of the Corporation to attend, act and vote at any meeting of stockholders or to execute any consent of stockholders of any corporation in which the Corporation holds stock, to exercise at such meeting any rights incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors may confer like powers upon any other person or persons from time to time.

     Section 2. GENERAL AUTHORIZATION TO TRANSFER SECURITIES HELD BY THE CORPORATION.

          (a) Each of the following officers of the Corporation, namely: the Chairman of the Board, the President, any Vice President, the Treasurer, and the Secretary, shall be authorized to transfer, convert, endorse, sell, assign, set over and deliver any shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to execute and deliver under the seal of the Corporation any written instruments of assignment and transfer necessary or proper to effect the authority hereby conferred.

          (b) Whenever there is annexed to any executed instrument of assignment and transfer, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation holding office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, all persons to whom such instrument and annexed certificate thereafter comes shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the By-Laws and of such officers is still in full force and effect.

                                   ARTICLE VI

                                    DIVIDENDS

     Section 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation may be blared by the Board of Directors at any regular or special meeting, in accordance with the provisions of law, and may be paid in cash, property, or shares of capital stock of the Corporation.

     Section 2. PAYMENT AND RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of

Directors, in its absolute discretion, shall deem proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation, or any other purpose that the Board of Directors shall deem conducive to the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner In which it was created.

     Section 3. RECORD DATE. The Board of Directors may fix in advance a date not more than sixty days prior to the date for payment of any dividend as a record date for determination of stockholders entitled to receive payment of such dividend, and in such case such stockholders and only such stockholders as are stockholders on such date shall be entitled to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the Corporation after such record date.

                                   ARTICLE VII

                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

     Section 1. RIGHT TO INDEMNIFY. The Corporation shall indemnify to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (whether brought or conducted by a third party or by or in the right of the Corporation), by reason of the fact that he is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses, including attorneys' fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred or suffered by him in connection with such action, suit or proceeding whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or on behalf of the Corporation; except, that, no indemnification shall be provided in connection with any claim, issue or matter as to which a judgment or other final adjudication thereof shall establish that acts of active and deliberate dishonesty committed by any such person with actual dishonest purpose and intent were material to the cause of action so adjudicated. The termination of any action, suit or proceeding by judgment, order, conviction, settlement or upon plea of no contest or its equivalent shall not, of itself, preclude indemnification under this provision. Such indemnification provided under this Article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

     Section 2. PROCEDURE. Any indemnification under Section 1 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in whole or in part in the circumstances under the standard established in Section 1 of this Article. The person seeking indemnification under Section 1 of this Article shall select one of the following means for determining his right to indemnification:

          (a) By a majority vote of a quorum of the Board of Directors consisting of Directors not at the time parties to the same or related proceedings. If a quorum of such Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more Directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

          (b) By independent legal counsel elected by a quorum of the Board of Directors or its committee in the manner prescribed in Paragraph (a), above, or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related proceedings.

          (c) By a panel of three arbitrators consisting of one arbitrator selected by those Directors entitled under Paragraph (b), above, to select independent legal counsel, one arbitrator elected by the person seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

          (d) By an affirmative vote of shares of the Corporation's voting stock, voting as a single class (excluding shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs of defendants or in any other capacity).

          There shall be a rebuttable presumption that the person seeking indemnification has not engaged in conduct which would disqualify him from receiving indemnification. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation or such party challenging indemnification.

     Section 3. RIGHT OF CLAIMANT TO BRING SUIT. If a claim is not paid in full by the Corporation within thirty days after final determination of such claim under Section 2 of this Article, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal course or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 4. SUPPLEMENT. The Corporation may, but shall not be required to, supplement the right of indemnification and advance payment under this Article, by any lawful means, including without limitation by reason of enumeration, (i) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under Section 1 of this Article or otherwise, and (ii) individual or group indemnification agreements with any one or more of such persons.

     Section 5. ADVANCE PAYMENTS. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director, officer, employer or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as to such amounts.

     Section 6. ADDITIONAL RIGHTS. The indemnification and advance payment provided by this Article shall be not deemed exclusive of any other right to which an indemnified person may be entitled under Section 145 of the Delaware General Corporation Law (or any successor provision) or otherwise applicable law, or under any agreement, vote of stockholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. CONTINUATION OF INDEMNITY. As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving Corporation, any constituent Corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

     Section 8. SEVERANCE. To the extent any court of competent jurisdiction shall determine that the indemnification provided under this Article shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow indemnification to the maximum extent permitted by law.

     Section 9. APPLICATION. This Article shall be deemed to be a contract between the corporation and each previous, current or future Director and officer of the corporation. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings, commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any material respect from any alleged action or failure to act prior to such amendment, modification or repeal.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 1. SIGNATURES OF OFFICERS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors shall designate from time to time. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors.

     Section 2. FISCAL YEAR. The fiscal year of the Corporation shall end on such date as shall be fixed by the Board of Directors.

     Section 3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Delaware", and may be used by causing it or a facsimile thereof to be impressed, affixed, or in any other manner reproduced.

                                   ARTICLE IX

                       WAIVER OF OR DISPENSING WITH NOTICE

     Whenever any notice of the time, place or purpose of any meeting of stockholders or the Board of Directors or a committee thereof is required by law, the Certificate of Incorporation, or these By-Laws to be given to any person, a waiver thereof in writing, signed by such person entitled to such notice, whether before or after the holding thereof, or his actual attendance at the meeting, in person, or, in the case of a stockholder, by his attorney- in-fact, shall be deemed equivalent to the giving of notice to him. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

     These By-Laws may be amended, restated, changed or repealed by the Board of Directors, as long as authorized by the Certificate of Incorporation, or by the vote of a majority of the shares of stock present in person or represented by proxy and entitled to vote at a meeting of stockholders at which a quorum is present.